Calculation of Filing Fee Tables
S-4
National Bank Holdings Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01 per share	457(o)	7,381,361		$ 177,697,077.73	0.0001381	$ 24,539.97
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 177,697,077.73		$ 24,539.97
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 24,539.97
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount in the "Amount Registered" column represents the estimated maximum number of shares of the Class A common stock, par value $0.01 per share, of National Bank Holdings Corporation ("NBHC," and such shares, the "NBHC common stock"), that may be issued pursuant to the Agreement and Plan of Merger (the "merger agreement"), dated as of September 15, 2025, by and between NBHC, Vista Bancshares Inc. ("Vista") and Bryan Wick, solely in his capacity as the shareholders' representative, pursuant to the merger described in the proxy statement/prospectus contained in the registration statement to which this Exhibit 107 is attached. The amount in the "Amount Registered" column is equal to (i) the sum of (A) the 2,310,609 shares of common stock, par value $1.00, of Vista (the "Vista common stock") and (B) 27,560 shares of Vista common stock underlying outstanding restricted shares of Vista common stock, other than the specified Vista stock award (as defined in the proxy statement/prospectus) (the "Vista restricted stock awards"), in each case outstanding as of October 15, 2025, or issuable or that may be cancelled or exchanged pursuant to the merger agreement, multiplied by (ii) the exchange ratio of 3.1161 shares of NBHC common stock for each share of Vista common stock, plus (iii) 95,392 shares of NBHC common stock to be issued in respect of the specified Vista restricted stock award. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of determining the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(f)(2) and 457(f)(3) thereunder. Vista is a private company and no market exists for Vista common stock. The proposed maximum aggregate offering price is equal to the product of (x) $106.51, the book value per share of Vista common stock as of October 15, 2025, the most recent practicable date preceding this filing, and (y) 2,362,501, the estimated maximum number of securities of Vista that may be exchanged for NBHC common stock, including 2,310,609 shares of Vista common stock issued and outstanding, 27,560 shares of Vista common stock underlying outstanding Vista restricted stock awards and 24,332 restricted shares underlying the specified Vista restricted stock award, as described in the proxy statement/prospectus, less $73,932,903.78, the aggregate amount of cash to be paid by NBHC in exchange for the cancellation of such securities of Vista. Pursuant to Rule 457(o) of the Securities Act, the registration fee, reflected in the "Amount of Registration Fee" column, has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
2,362,501	$ 106.51	$ 251,629,981.51		$ 73,932,903.78	$ 177,697,077.73

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A